Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intermolecular, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2018 relating to the consolidated financial statements, which appears in Intermolecular Inc.’s Annual Report on Form 10-K for the two years ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Armanino LLP

San Ramon, California

March 2, 2018